Exhibit 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295295 on Form S-6 of our report dated July 23, 2026, relating to the Statement of Financial Condition, including the portfolio of investments, of Morgan Stanley Portfolios, Series 89, comprising Space Economy Contributors, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
July 23, 2026